Exhibit 99.1

Sally Beauty Holdings Appoints Adrianne Lee as Chief Financial Officer

Marlo Cormier to Step Down to Pursue Other Opportunities

Reaffirms Second Quarter and Fiscal Year 2026 Guidance

PLANO, Texas – April 2, 2026 – Sally Beauty Holdings, Inc. (NYSE: SBH) (“the Company”) today announced that Adrianne Lee has been appointed Senior Vice President and Chief Financial Officer, effective April 28, 2026. Ms. Lee succeeds Marlo Cormier, who will be leaving the company, effective April 11, 2026, to pursue other opportunities.

Ms. Lee brings significant relevant experience to the role, most recently serving as President and CFO at Bed Bath & Beyond. Ms. Lee joined Bed Bath & Beyond as CFO in 2020 and became Chief Administrative Officer in 2024 and President in 2025. Prior to that, she held senior executive roles at The Hertz Corporation from 2014 to 2020, including Senior Vice President & CFO, North America Rental Car, and Car Sales and Vice President, Global Financial Planning & Analysis. Earlier in her career, Ms. Lee held finance-focused roles at Best Buy Co., Inc., PepsiAmericas, Inc., Allianz Life and Price Waterhouse Coopers. Ms. Lee attended the University of St. Thomas in St. Paul, Minnesota, and received cum laude honors while earning a Bachelor of Arts degree in business administration with a focus on accounting.

Denise Paulonis, President and Chief Executive Officer, said, “We are excited to welcome Adrianne to the Company. Adrianne brings deep financial expertise across retail and other consumer-facing industries as well as a strong strategic mindset. Her business acumen makes her a strong addition to our Senior Leadership Team, and her proven talent development capability will be a great asset as she leads our finance function. I look forward to working closely with her to continue to execute our strategy.”

Ms. Lee said, “I am honored to join the Company at such an important point in its journey, with strong brands, clear strategic priorities, and meaningful opportunities ahead. Together with Denise and the rest of the leadership team, we will continue to advance the Company’s growth strategy, maintain disciplined financial execution and help drive long‑term value for shareholders.”

Ms. Paulonis added, “On behalf of the Board and Executive Team, I want to thank Marlo for her service and her many positive contributions to the Company over the past six years. We wish her the best in her next chapter.”

The Company is reaffirming its financial guidance for its second quarter and fiscal year 2026, previously provided on February 9, 2026.

About Sally Beauty Holdings, Inc.

Sally Beauty Holdings, Inc. (NYSE: SBH), as the leader in professional hair color, sells and distributes professional beauty supplies globally through its Sally Beauty and Beauty Systems Group segments. Sally Beauty stores offer up to 7,000 products for hair color, hair care, nails, and skin care through proprietary brands such as Ion®, Bondbar®, Strawberry Leopard®, Generic Value Products®, Inspired by Nature® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, L’Oreal®, Wahl® and Babyliss Pro®. Beauty Systems Group stores, branded as Cosmo Prof® or Armstrong McCall® stores, along with its outside sales consultants, sell up to 8,000 professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico®, Amika® and Moroccanoil®, intended for use in salons and for resale by salons to retail consumers. For more information about Sally Beauty Holdings, Inc., please visit sallybeautyholdings.com/investor-relations.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this news release that are not purely historical facts or that depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of words such as “believes,” “projects,” “expects,” “can,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “will,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including the “Risk Factors” described under Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and other filings with the U.S. Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.